Exhibit 10.1

                     LAW OFFICES OF RICHARD A. SHANKS, P.C.


                                 Attorney at Law
                         1455 West Loop South, Suite 200
                              HOUSTON, TEXAS 77027
                                                    713/952-5662
                            Direct Line: 713-335-8521
                            Facsimile - 832-202-0813


                                November 22, 2005


Mr. Mark Romney
Vial, Hamilton, Koch & Know, L.L.P.
1700 Pacific Avenue, Suite 2800
Dallas, Texas 75201

         Re: Cause NO. 05-00355; American Consolidated Management Group, Inc. v. Aloe Commodities International, Inc.; 192nd Judicial District Court; Dallas County, Texas.

Dear Mark:

         This shall serve to confirm our agreement that all matters concerning the captioned litigation have been in accordance with the terms outlined hereinbelow.

         The parties to this litigation do hereby agree as follows:

         1. Each party hereby releases the other party from and against all claims, whether asserted in the pleadings or not, that they might possess against the other party concerning all matters that arose from the facts surrounding this litigation, including but not limited to, any and all claims for debt by Aloe Commodities International, Inc. as the result of any and all transactions between Aloe and Plaintiff ACMG and/or Renaissance Man, Inc. ["RMI"], save and except for the convertible debenture set out hereinbelow. The parties shall hereafter enter into a mutual release document to be prepared by their respective counsel.

         2. Aloe does hereby release RMI and ACMG from and against any and all claims that may have arise as the result of that certain promissory note, dated February 28, 1999, in the original principal amount of $900,000.00, including any accrued interest, and/or any other sums that might have been asserted or claimed by Aloe.

         3. Aloe does hereby release ACMG and RMI from and against any and all claims that concern a transfer of shares of Aloe to JWT Specialized Communications, Inc., said claim made by Aloe in the amount of $150,000.00.

         4. ACMG shall issue to Aloe a convertible debenture in the amount of $110,743.59, said debenture to accrue interest at the rate of six percent (6%) simple interest per annum and said debenture to be for a period of two (2) years. Upon maturity of said debenture, Aloe may elect to either receive a cash payment in the full face amount of the debenture, plus accrued interest, or it may elect to receive common shares of ACMG, said conversion to be accomplished by calculating the average closing market price for said shares for the five (5) trading days preceding said maturity, times eighty percent (80%) of said average market price; such that, Aloe will be entitled to receive a number of share equal to the total outstanding principal and accrued but unpaid interest divided by the resultant price per share as calculated using the above-described calculation. Aloe may file a request to remove the legend upon said stock with the appropriate entities and ACMG shall consent to same and direct the transfer agent to remove said legend. These shares shall be subject to all of the rules and regulations of the United State Securities & Exchange Commission.

         5. Any and all other claims by either party are hereby released, and each party shall go forward without being burdened by any and all other claims, whether said claims were alleged in this litigation or not.

         6. Each party shall pay and incur their respective costs and attorney fees as incurred in this litigation.

         This shall serve as a Tex. R. Civ. P. 11 agreement, which shall become enforceable upon filing with the court.

         If this properly reflects our agreement, please execute in the space provided below and return to my office.

         Again, thank you for the courtesies extended.

Regards,

/s/ Richard Shanks
------------------------
Richard Shanks

AGREED to this 23rd day of November, 2005:

/s/ Mark W. Romney
--------------------------------------
Mark W. Romney
Counsel for Defendant
Aloe Commodities International, Inc.